Exhibit 10.17

                           SEPTEMBER 17, 1998
                           AMENDMENTS TO THE
              LOWE'S COMPANIES, INC. 1997 INCENTIVE PLAN


On September 17, 1998, the Lowe's Companies, Inc. 1997 Incentive Plan was amended as follows:

     a. A new section 1.13, entitled "Deferred Stock Benefit," was added to the Plan and reads as follows:

          1.13          Deferred Stock Benefit means "Deferred
          Stock Benefit" as defined in section 2(j) of the Program.

     b. A new section 1.22, entitled "Program," was added to the Plan and reads as follows:

          1.22 Program means the Lowe's Companies, Inc. Deferred Compensation Program, set forth as Exhibit I hereto.

     c.  The remaining sections of Article I were renumbered accordingly.

     d.  The second sentence of Article II was amended to read as follows:

     The Plan is intended to permit the grant of Options qualifying under section 422 of the Code ("incentive stock options") and Options not so qualifying, the grant of SARs, Stock Awards, Performance Shares and Incentive Awards, and the deferral of income in accordance with the Program.

     e.  The fifth sentence of Article III was amended to read as follows:

     In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements and documents used in connection with the Program; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

     f.  The following sentence was added at the end of Section 5.01:

     On the distribution of Deferred Stock Benefits, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.

     g.  Section 5.02 was amended to read as follows:

     The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Performance Shares and Deferred Stock Benefits is 5,000,000 shares. The maximum aggregate number of shares that may be issued under this Plan as Stock Awards and in settlement of Performance Shares (or as the portion of a Deferred Stock Benefit that represents forfeited or deferred shares of Common Stock subject to such awards) is 1,650,000 shares. Shares of Common Stock issued in settlement of a Deferred Stock Benefit, and the shares of Common Stock subject to the Option, Stock Award or Performance Share award (or portion thereof) with respect to which such Deferred Stock Benefit was earned or elected, shall be counted toward the foregoing limits only once (even in the case of a shares subject to a Stock Award that are cancelled in connection with the Deferred Stock Benefit); provided, however, that shares of Common Stock issued in settlement of a Deferred Stock Benefit that constitute earnings on deferred or forfeited shares of Common Stock shall be counted separately toward the foregoing limits. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards, and in settlement of Performance Shares (or as the portion of a Deferred Stock Benefit that represents forfeited or deferred shares of Common Stock subject to such awards) shall be subject to adjustment as provided in Article XII.

     h.  Section 5.03 was amended to read as follows:

     If an Option is terminated, in whole or in part, for any reason other than its exercise (including an exercise that results in a Deferred Stock Benefit) or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan and to the settlement of Deferred Stock Benefits. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan and to the settlement of Deferred Stock Benefits. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with Common Stock (including a settlement that results in a Deferred Stock Benefit), the number of shares of Common Stock allocated to the Performance Shares or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan and to the settlement of Deferred Stock Benefits. If a Stock Award is forfeited, in whole or in part, for any reason (other than a cancellation that results in a Deferred Stock Benefit), the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan, and to the settlement of Deferred Stock Benefits. If a Deferred Stock Benefit is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Deferred Stock Benefit or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan, and to the settlement of other Deferred Stock Benefits.

     i.  Article XII was amended to read as follows:

     The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted under this Plan, and the maximum number of shares that may be distributed as Deferred Stock Benefits; the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, SARs, and undistributed Deferred Stock Benefits; and the per individual limitations on the number of shares or for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted or the maximum number of shares that may be distributed as Deferred Stock Benefits; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs or undistributed Deferred Stock Benefits.
     The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

     j.  The following sentence was added at the end of Article XV:

     No amendment shall, without the consent of a Program Participant (as defined in the Program) adversely affect any rights of such Program Participant under the Program as in effect at the time such amendment is made, unless such amendment is made in accordance with section 13 of the Program.

     k.  The following sentence was added at the end of Article XVI:

     The Program shall remain in effect until all Deferred Cash Accounts and Deferred Stock Accounts (each, as defined in the Program) have been distributed in full, unless sooner terminated by the Board in accordance with section 13 of the Program.

     l. The Lowe's Companies, Inc. Deferred Compensation Program attached hereto as Exhibit I was added to the Plan as Exhibit I.





















                                                                   Exhibit I




                        LOWE'S COMPANIES, INC.
                         1997 INCENTIVE PLAN






                        LOWE'S COMPANIES, INC.

                    DEFERRED COMPENSATION PROGRAM













































                            TABLE OF CONTENTS


Section                                                          Page


1.     PURPOSE                                                      1

2.     DEFINITIONS                                                  1

3.     PARTICIPATION                                                3

4.     DEFERRAL ELECTION                                            4

5.     EFFECT OF NO ELECTION                                        5

6.     DEFERRED CASH BENEFITS                                       5

7.     DEFERRED STOCK BENEFITS                                      5

9.     HARDSHIP DISTRIBUTIONS                                       9

10.    COMPANY'S OBLIGATION                                         9

11.    CONTROL BY PROGRAM PARTICIPANT                               9

12.    CLAIMS AGAINST PROGRAM PARTICIPANT'S DEFERRED BENEFITS       9

13.    AMENDMENT OR TERMINATION                                    10

14.    NOTICES                                                     10

15.    WAIVER                                                      10

16.    CONSTRUCTION                                                10



1. PURPOSE. The Program is intended to constitute a deferred compensation plan for a select group of management and highly compensated employees of the Company and its Affiliates.

2. DEFINITIONS. The following definitions apply to this Program and to the Deferral Election Forms. All capitalized terms not defined in this section 2 shall have the same meaning as given them in the Company's 1997 Incentive Plan, of which this Program is a part.

     (a) Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Program Participant as allowed in section 8(d) to receive a Deferred Benefit. If there is no valid designation by the Program Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Program Participant or otherwise fail to take the benefit, the Program Participant's Beneficiary is the first of the following who survives the Program Participant: a Program Participant's spouse (the person legally married to the Program Participant when the Program Participant dies); the Program Participant's children in equal shares; and the Program Participant's estate.

     (b) Beneficiary Designation Form means a form acceptable to the Administrator or its designee used by a Program Participant according to this Program to name his Beneficiary or Beneficiaries who will receive his Deferred Benefits under this Program if he dies.

     (c) Compensation means any of the following types of compensation: an Eligible Employee's Salary, Stock Award, Performance Share award, and Nonqualified Option Gain.

     (d) Deferral Election Form means a document governed by the provisions of section 4 of this Program, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form that applies to all of that Program Participant's Deferred Benefits under the Program.

     (e) Deferral Year means a calendar year for which an Eligible Employee has an operative Deferral Election Form or in which a Mandatory Deferred Benefit is earned.

     (f) Deferred Benefit means either a Mandatory Deferred Benefit, or the benefit elected by a Program Participant under section 4 of this Program, that results in payments governed by sections 6 or 7 and 8.

     (g) Deferred Cash Account means that bookkeeping record established for each Program Participant who earns a Deferred Cash Benefit under this Program. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with the Program Participant's Salary deferred as a Mandatory Deferred Benefit attributable to forfeited Salary, according to section 6(b) of this Program. A Deferred Cash Account will be credited periodically with amounts based upon interest rates established under section 6(a) of this Program.

     (h)     Deferred Cash Benefit means the Deferred Benefit earned under section 6(b) that results in payments governed by sections 6 and 8.

     (i) Deferred Stock Account means that bookkeeping record established for each Program Participant who elects or earns a Deferred Stock Benefit attributable to deferred Stock Awards, Performance Share awards, or Nonqualified Option Gain, under this Program. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Program Participant's Compensation (other than Salary) deferred according to a Deferral Election Form and with Mandatory Deferred Benefits attributable to forfeited Stock Awards and Performance Share awards, according to section 7(a) or (b) of this Program. A Deferred Stock Account will be credited periodically with amounts determined under section 7(c) of this Program.

     (j) Deferred Stock Benefit means the Deferred Benefit elected by a Program Participant under section 4 or earned under section 7(b) that results in payments governed by sections 7 and 8.

     (k) Distribution Election Form means that part of a Deferral Election Form used by a Program Participant according to this Program to establish the duration of deferral and the frequency of payments of a Deferred Benefit. If a Program Participant has no Distribution Election Form that is operative according to section 4 of this Program, distribution of his Deferred Benefit is governed by section 8 of this Program.

     (l) Election Date means the date established by this Program as the date before which an Eligible Employee must submit a valid Deferral Election Form to the Administrator. For each Deferral Year, the Election Date is December 31 of the preceding calendar year. However, for an individual who becomes an Eligible Employee during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes an Eligible Employee. For Compensation that is payable or that could become vested or earned in 1998, the Election Date is the thirtieth day after the Board adopts this Program as a Plan amendment. Despite the preceding sentences, the Administrator may set an earlier date as the Election Date for any Deferral Year.

     (m) Eligible Employee means an employee of the Company or an Affiliate who is a member of a select group of management or a highly compensated employee (as such terms are used in Section 201(2) of the Employee Retirement Income Security Act of 1974), and who is designated by the Administrator as an individual who is eligible to elect a Deferred Benefit under section 4 or who earns a Mandatory Deferred Benefit under section 6(b) or 7(b). Once an individual is designated by the Administrator as an individual who is eligible to elect a Deferred Benefit under section 4, such employee shall continue to be an Eligible Employee until the date he is no longer a member of a select group of management or a highly compensated employee or the date the Administrator declares he that is no longer entitled to elect a Deferred Benefit.

     (n) Mandatory Deferred Benefit means a Deferred Benefit earned by a Program Participant in accordance with section 6(b) or 7(b) that results in payments governed by sections 6 or 7 and 8 of this Program. A Program Participant's Salary will be forfeited and earned as a Mandatory Deferred Benefit only after the Program Participant's Stock Awards and then Performance Share Awards are earned as Mandatory Deferred Benefits.

     (o) Nonqualified Option Gain means gain attributable to the exercise of Options not intended to qualify under Code section 422, stated as a number of whole shares of Common Stock, where the Option price is paid by the surrender of shares of Common Stock that have been held by the Program Participant for at least six months.

     (p) Program Participant means, with respect to any Deferral Year, an Eligible Employee whose Deferral Election Form is operative, or who has earned a Mandatory Deferred Benefit, for that Deferral Year.

     (q) Salary means an Eligible Employee's base salary and does not include bonuses or other payments from the Company or an Affiliate that are not made on a regular basis.

     (r) Terminate, Terminating, or Termination, with respect to a Program Participant, means cessation of his relationship with the Company and its Affiliates as an employee whether by death, disability or severance for any other reason.

3. PARTICIPATION. An Eligible Employee becomes a Program Participant for any Deferral Year by filing a valid Deferral Election Form according to section 4 on or before the Election Date for that Deferral Year, but only if his Deferral Election Form is operative according to section 4. An Eligible Employee also becomes a Program Participant for any Deferral Year if a Mandatory Deferred Benefit is earned for that year in accordance with section 6(b) or 7(b).

4. DEFERRAL ELECTION. A deferral election is valid when a Deferral Election Form is completed, signed by the electing Eligible Employee, and received by the Administrator. Deferral elections are governed by the provisions of this section.

     (a) A Program Participant may elect a Deferred Benefit for any Defer ral Year if he is an Eligible Employee at the beginning of that Deferral Year or becomes an Eligible Employee during that Deferral Year.

     (b) Before each Election Date for a Deferral Year, each Eligible Employee will be provided with a Deferral Election Form and a Beneficiary Designation Form. Under the Deferral Election Form or Forms for a single Deferral Year, an Eligible Employee may elect on or before the Election Date to defer the receipt of all or part of his (i) Stock Awards that may vest during or after the Deferral Year (specifying 100 or more whole shares subject to the election); (ii) Performance Share awards that may be earned during or after the Deferral Year (specifying 100 or more whole shares subject to the election); or (iii) Nonqualified Option Gain (specifying the Option, and 100 or more whole shares of Common Stock subject to the election). The Compensation described in the preceding sentence must be earned and payable after the Election Date.

     (c) A Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. A Program Participant may file one Distribution Election Form for all of his Deferred Benefits at the time he files his initial Deferral Election Form. In its sole discretion, the Administrator may allow a Program Participant to change his Distribution Election Form or file a Distribution Election Form after the time he files his initial Deferral Election Form, in accordance with section 8(b) and any other procedures established by the Administrator. The provisions of section 8 of this Program apply to a Program Participant's Deferred Benefits under this Program if there is no operative Distribution Election Form for that Program Participant.

     (d) If it does so before the last business day of the Deferral Year, the Administrator may reject any Deferral Election Form or any Distribution Election Form or both, and the Administrator is not required to state a reason for any rejection. The Administrator may modify any Distribution Election Form at any time to the extent necessary to comply with any federal securities laws or regulations. The Administrator's rejections must be made on a uniform basis with respect to similarly situated Eligible Employees. If the Administrator rejects a Deferral Election Form, the Eligible Employee must be paid the amounts he would have been entitled to receive if he had not submitted the rejected Deferral Election Form.

     (e) An Eligible Employee may not revoke a Deferral Election Form or a Distribution Election Form after the applicable Election Date. Any revocation before the applicable Election Date is the same as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by an Eligible Employee expressing an intention to revoke his Deferral Election Form or Distribution Election Form and delivered to the Administrator before the close of business on the relevant Election Date is a revocation.

5. EFFECT OF NO ELECTION.. An Eligible Employee who has not submitted a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer such Compensation for the Deferral Year under this Program. The Deferred Benefit of an Eligible Employee who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form with his initial Deferral Election Form or who otherwise has no valid Distribution Election Form is governed by section 8 of this Program.

6.     DEFERRED CASH BENEFITS.

     (a) Mandatory Deferred Benefits earned with respect to forfeited Salary under section 6(b) shall be Deferred Cash Benefits. Deferred Cash Benefits will be set up in a Deferred Cash Account for each Program Participant and credited with interest at the prime rate of the bank specified by the Administrator for this purpose from time to time, plus 1%, adjusted each quarter. Deferred Cash Benefits will be credited to a Deferred Cash Account as of the day that the forfeited Salary would otherwise have been paid. Interest will credited on the first day of each month based on the Deferred Cash Account balance at the end of the preceding day.

     (b) A Mandatory Deferred Benefit will be earned by any Program Participant whose applicable employee remuneration, as defined in Code section 162(m)(4), would exceed the limit in Code section 162(m)(1) if the Program Participant were paid his entire Salary for the Deferral Year, (taking into account any reduction in applicable employee remuneration required by procedures of the Administrator described in section 7(b) of this Program). Such Mandatory Deferred Benefit earned under this section 6(b) shall consist of a credit equal the portion of the Program Participant's Salary that, pursuant to procedures established by the Administrator, is forfeited because its payment would have caused the limit in Code section 162(m)(1) to be exceeded.

     (c) A Program Participant's Deferred Cash Benefit is immediately and fully vested.

7.DEFERRED STOCK BENEFITS

     (a) Deferred Benefits attributable to deferred Stock Awards, Performance Share awards (including Mandatory Deferred Benefits earned with respect to forfeited Stock Awards and Performance Share awards under section 7(b)) and Nonqualified Option Gain shall be Deferred Stock Benefits. Deferred Stock Benefits will be set up in a Deferred Stock Account and credited with earnings as described in section 7(b). Deferred Stock Benefits will be credited as follows: (i) Stock Award and Performance Share award deferrals (other than Mandatory Deferred Benefits) will be credited on the day following the Election Date; (ii) Mandatory Deferred Benefits attributable to forfeited Stock Awards and Performance Share awards will be credited as soon as practicable after the applicable award or portion thereof has been forfeited; and (iii) Nonqualified Option Gain deferrals will be credited on the day following the date of exercise of the related Option.

     (b) A Mandatory Deferred Benefit will be earned by any Program Participant whose applicable employee remuneration, as defined in Code section 162(m)(4), would exceed the limit in Code section 162(m)(1) (taking into account any reduction in applicable employee remuneration required by procedures of the Administrator described in section 6(b) of this Program). Such Mandatory Deferred Benefit shall consist of a credit equal to the portion of a Stock Award or Performance Share award that, pursuant to procedures established by the Administrator, was forfeited because its vesting or transferability, or its settlement, would have caused the limit in Code section 162(m)(1) to be exceeded.

     (c) A Deferred Stock Account also shall be credited with any dividends that would have been paid on the whole shares of Common Stock credited to the Deferred Stock Account. A Deferred Stock Account shall be credited with the number of whole and fractional shares of Common stock that a Program Participant could have purchased with such dividends based on the Fair Market Value on the day before such dividends are credited to the account. The Deferred Stock Account shall be credited on the days that dividends are paid on the Common Stock.

     (d) The portion of a Program Participant's Deferred Stock Benefit attributable to Nonqualified Option Gain, and all Mandatory Deferred Benefits, are immediately and fully vested. The portion of a Program Participant's Deferred Stock Benefit attributable to deferred Stock Awards or deferred Performance Share awards (or a portion thereof), other than a Mandatory Deferred Benefit, shall become vested as of the date the related (i) Stock Award (or portion thereof) would otherwise have become nonforfeitable and transferable, or (ii) Performance Share award (or portion thereof) would otherwise have been earned, provided any conditions for vesting or earning the award set forth in the Agreement relating to the Stock Award or Performance Share award are satisfied. To the extent a Program Participant Terminates under circumstances that would allow for continued vesting or earn-out of a Stock Award or Performance Share award, vesting of the related portion of the Program Participant's Deferred Stock Account shall occur on the same basis and shall not be affected by such Termination. Notwithstanding any other provision of this section 7(d), a Program Participant's entire Deferred Stock Benefit shall become fully vested upon a Control Change Date.

8.     DISTRIBUTIONS.

     (a) According to a Program Participant's Distribution Election Form, but subject to Program section 4(d), a Deferred Cash Benefit will be distributed in cash. According to a Program Participant's Distribution Election Form, but subject to Plan Article V, a Deferred Stock Benefit must be distributed in shares of Common Stock equal to the number of whole shares of Common Stock credited to the Program Participant's Deferred Stock Account on the last day of the month preceding the month of distribution. Cash will be paid in lieu of a fractional share of Common Stock credited to the Program Participant's Deferred Stock Account on the last day of the month preceding the month of distribution.

     (b) Except for distributions of Mandatory Deferred Benefits and distributions triggered by a Program Participant's disability, Deferred Benefits will be paid in a lump sum unless the Program Participant's Distribution Election Form specifies annual installment payments over a period of up to 5 years. A Deferred Benefit payable in installments will continue to accrue additional credits under Program section 6(a) or 7(c), as applicable, on the unpaid balance of a Deferred Cash Account or Deferred Stock Account through the end of the month preceding the month of distribution.

          If a Program Participant Terminates as a result of his disability, Deferred Benefits will be paid to such Program Participant in annual installments over a period of 5 years commencing on the date his disability is certified by the Administrator unless the Administrator, in his sole discretion, approves a longer or shorter payment period. If, after his Termination as a result of disability, such Program Participant recovers before the balance of his Deferred Cash Account or Deferred Stock Account under the Program is exhausted, his distributions will be discontinued and any remaining Deferred Benefits under the Program will be governed by the provisions of this section and his Distribution Election Form.

          Unless otherwise specified in a Program Participant's Distribution Election Form, any lump sum payment will be paid or installment payments will begin to be paid on the March 15 after the Program Participant's sixty-fifth birthday or on the March 15 after the Program Participant's Termination, if earlier. For distributions that would automatically be caused under the preceding sentence by a Program Participant's Termination (other than by death or disability) or for distributions that would otherwise automatically begin because a Program Participant reaches age sixty-five, the Program Participant may elect on his Distribution Election Form that payments are to begin

               (i) on the March 15 following his Termination, without regard to his age; or

               (ii) on the March 15 following his Termination and his attainment of a specified age; or

               (iii) even if the Program Participant does not Terminate, on the March 15 following his attainment of a specified age.

             For purposes of these distribution election alternatives, the specified age must be not less than the Program Participant's age two years from the Election Date pertaining to the applicable Deferral Year. With the consent of the Administrator, as described in section 4(c) above, a Program Participant may amend his Distribution Election Form to postpone the commencement of benefit payments if (i) the amendment is approved by the Administrator before the calendar year in which benefit payments are scheduled to begin and (ii) the amended payment date conforms to the requirements of the Program.

     (c) Notwithstanding section 8(b), above, to the extent a Program Participant's Deferred Stock Benefit is not yet vested according to section 7(d) at the time distribution is scheduled to occur, because the deferred Stock Award or Performance Share award to which such Deferred Stock Benefit or portion thereof is attributable would not yet have vested or been earned under the Agreement evidencing the award, distribution shall be delayed until the date specified in the following sentence. Any portion of a Deferred Stock Account that is subject to delayed distribution under the preceding sentence will be distributed on the March 15 next following such vesting or earn-out date. No distribution will be made, and all or a portion of a Program Participant's Deferred Stock Account will be forfeited to the extent the conditions for vesting or earn-out specified in the Agreement relating to the deferred Stock Award or Performance Share award are not met, including the Program Participant's Termination under circumstances which would have caused all or a portion of the award to have been forfeited.

     (d) Deferred Benefits may not be assigned by a Program Participant or Beneficiary. A Program Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of his Deferred Benefits under the Program; such designations are revocable. Each Beneficiary will receive his portion of the Program Participant's Deferred Account on the March 15 following the Program Participant's death unless the Beneficiary's request for accelerated payment is approved at the Administrator's discretion under section 9 or unless the Beneficiary's request for a different distribution schedule is received before distributions begin and is approved at the Administrator's discretion. The Administrator may insist that multiple Beneficiaries agree upon a single distribution method.

     (e) Notwithstanding any other provision of this section 8, a Program Participant's entire Deferred Cash Account and Deferred Stock Account shall be distributed to the Program Participant, or his Beneficiary following his death, as of a Control Change Date.

     (f) Mandatory Deferred Benefits will be paid in a single sum no later than the last day of the Company's fiscal year in which the distribution would not result in the Program Participant's applicable employee remuneration, as defined in Code section 162(m)(4), to exceed the limit in Code section 162(m)(1).

9.     HARDSHIP DISTRIBUTIONS.

     (a) At its sole discretion and at the request of a Program Participant before or after the Program Participant's Termination, or at the request of any of the Program Participant's Beneficiaries after the Program Participant's death, the Administrator may accelerate and pay all or part of any amount attributable to a Program Participant's vested Deferred Benefits under this Program. Accelerated distributions may be allowed only in the event of a financial emergency beyond the Program Participant's or Beneficiary's control and only if disallowance of a distribution would create a severe hardship for the Program Participant or Beneficiary. An accelerated distribution must be limited to the amount determined by the Administrator to be necessary to satisfy the financial emergency.

     (b) For purposes of an accelerated distribution under this section, the Deferred Benefit's value is determined by the value of the Deferred Account at the time of the distribution.

     (c) A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Benefit is adjusted for a distribution under this section by reducing the Program Participant's Deferred Account by the amount of the distribution.

10. COMPANY'S OBLIGATION. The Program is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. A Program Participant and his Beneficiaries have no right, title, or interest in the Deferred Benefits or any claim against them. The Company will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.

11. CONTROL BY PROGRAM PARTICIPANT. A Program Participant has no control over Deferred Benefits except according to his Deferral Election Forms, his Distribution Election Forms, and his Beneficiary Designation Forms.

12. CLAIMS AGAINST PROGRAM PARTICIPANT'S DEFERRED BENEFITS. A Deferred Cash Account or Deferred Stock Account relating to a Program Participant under this Program is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Deferred Benefits are not subject to attachment or legal process for a Program Participant's debts or other obligations. Nothing contained in this Program gives any Program Participant any interest, lien, or claim against any specific asset of the Company. A Program Participant or his Beneficiary has no rights to receive Deferred Benefits other than as a general creditor.

13. AMENDMENT OR TERMINATION. Except as otherwise provided in this section, this Program may be altered, amended, suspended, or terminated at any time by the Board. Except for a termination of the Program caused by the determination of the Board that the laws upon which the Program is based have changed in a manner that negates the Program's objectives, the Board may not alter, amend, suspend, or terminate this Program without the majority consent of all Eligible Employees if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Program or that would result in immediate taxation of Deferred Benefits to Program Participants. Notwithstanding the preceding sentence, if any amendment to the Program, subsequent to the date the Program becomes effective, adversely affects Deferred Benefits elected hereunder, after the effective date of any such amendment, and the Internal Revenue Service declines to rule favorably on any such amendment or to rule favorably only if the Board makes amendments to the Program not acceptable to the Board, the Board, in its sole discretion, may accelerate the distribution of part or all amounts attributable to affected Deferred Benefits due Program Participants and Beneficiaries hereunder.

14. NOTICES. Notices and elections under this Program must be in writing. A notice or election to a Program Participant or Beneficiary is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his last known home address. A notice or election to the Company or the Administrator is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the Company's executive office.

15. WAIVER. The waiver of a breach of any provision in this Program does not operate as and may not be construed as a waiver of any later breach.

16. CONSTRUCTION. This Program is created, adopted, and maintained according to the laws of the State of North Carolina (except its choice-of-law rules). It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Program is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of the one gender includes all, and the singular and plural include each other.